Limited Power of Attorney for

The undersigned hereby constitutes and appoints Steven F. Siegel as the undersigned’s true and lawful attorney-in-fact to:

(1)
complete and execute for and on behalf of the undersigned such forms and all amendments thereto that the undersigned may be required to file with the Securities and Exchange Commission under Rule 144 under the Securities Act of 1933 (“Rule 144”) as a result of the undersigned’s proposed or actual transactions in securities of Brixmor Property Group Inc. (the “Company”), including Form 144;

(2)
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or other authority as such attorney-in-fact shall deem appropriate; and

(3)
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned.

The undersigned hereby grants to each such attorney-in-fact, acting singly, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or advisable to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that (a) each such attorney-in-fact is serving in such capacity at the request of the undersigned and neither the Company nor any of such attorneys-in-fact assumes any liability for the responsibilities of the undersigned to comply with the requirements of Rule 144 or any liability of the undersigned for any failure to comply with such requirements and (b) this power of attorney does not relieve the undersigned from responsibility for compliance with the obligations of the undersigned under Rule 144. This power of attorney shall remain in full force and effect until the undersigned is no longer required to file Form 144 with respect to the undersigned’s holdings of or transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this power of attorney to be executed as of this eighteenth day of February, 2025.

/s/ Julie Bowerman
Name: Julie Bowerman